UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2010

TANGER FACTORY OUTLET CENTERS, INC.

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                 Regulation FD Disclosure

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) (the “Company”) today announced that it has completed the redemption of all of its outstanding Class C Preferred Shares (the “Preferred Shares”). The initial redemption price was $25.00 per Preferred Share, plus all accrued and unpaid dividends up to and including the redemption date, without interest, for a total redemption price of $25.198 per Preferred Share. On December 8, 2010, the Company deposited approximately $75,594,000 with the redemption agent, Computershare Trust Company, N.A., for the redemption of the 3,000,000 Preferred Shares outstanding on the December 9, 2010 redemption date, and such funds have been made available to the holders of the Preferred Shares.  From the redemption date forward, dividends on the Preferred Shares will no longer accrue, and holders of the Preferred Shares will have no rights as holders of such shares other than the right to receive the $25.198 redemption price.

In connection with the original issuance of the Preferred Shares in October 2005, the Company incurred approximately $2.5 million in issuance costs and recorded such costs as a reduction to shareholders’ equity.  In accordance with GAAP, the Company will recognize the $2.5 million of issuance costs as a reduction in net earnings to arrive at net income available to common shares for the three months and year ended December 31, 2010.

As a result, the Company has updated its 2010 funds from operations (FFO) guidance to $2.40 to $2.43 per share from $2.42 to $2.48 per share and its net income guidance to $0.63 to $0.66 from $0.65 to $0.71 per share.  The Company's revised earnings guidance does not include the impact of any additional rent termination fees, the sale of any additional out parcels of land or the sale or acquisition of any properties.

Item 9.01                 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing the Company’s completion of the redemption of all of its outstanding Class C Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 9, 2010

TANGER FACTORY OUTLET CENTERS, INC.

By:           /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Executive Officer &  Secretary

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EXHIBIT INDEX

Exhibit No.

99.1	Press release announcing the Company’s completion of the redemption of all of its outstanding Class C Preferred Shares.